EXHIBIT 22

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we herby consent to the incorporation by reference in this Annual Report (Form 10-K) of our report dated March 10, 2006 included in the 2005 Annual Report to Shareholders of Sonesta International Hotels Corporation.

/s/	VITALE CATURANO & COMPANY LTD

Boston, Massachusetts
March 29, 2006

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTING FIRM ON SUPPLEMENTAL SCHEDULE TO THE CONSOLIDATED FINANCIAL STATEMENTS

To the Board of Directors and Stockholders of
Sonesta International Hotels Corporation:

In connection with our audit of the consolidated financial statements of Sonesta International Hotels Corporation referred to in our report dated March 10, 2006, which is included in the 2005 Annual Report to Shareholders of Sonesta International Hotels Corporation and incorporated by reference in Part II of this form, we have also audited Schedule II as it relates to the year ended December 31, 2005. In our opinion, this schedule presents fairly, in all material respects, the financial data as of and for the two years ended December 31, 2005, required to be set forth therein.

/s/	VITALE CATURANO & COMPANY LTD

Boston, Massachusetts
March 10, 2006